SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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     FILED BY A PARTY OTHER THAN THE REGISTRANT / /
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     / /  Confidential, For Use of the
          Commission Only (as permitted by
          Rule 14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

                                 NOT APPLICABLE
                   ------------------------------------------
                   (Name Of Person(s) Filing Proxy Statement)

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


DATE:          6/1/99

SENDER:        JOHN INGOLDSBY

TO:            #SMT_MAIL_LIST

PRIORITY:      NORMAL

SUBJECT:       STATEMENT

--------------------------------------------------------------------------------

FROM: Dan Valente


         I'm gald we had the opportunity to meet this morning to discuss the proxy situation. For those of you who have asked for further comments or information, I offer the following:

         "We are aware that a minority shareholder has indicated that he will prepare his own slate of directors at the Palomar annual shareholders meeting on June 23, 1999. To date, all I know is that Palomar intends to fight this proxy battle to the end. The current Board which stands for re-election at the annual meeting has done an excellent job in helping to turn the company around, and I believe the company is best served by their re-election."